Advanced Emissions Solutions Reports First Quarter 2016 Results
Company remains focused on maximizing refined coal distributions and driving improved performance in its emissions control business
HIGHLANDS RANCH, Colorado, May 10, 2016 - Advanced Emissions Solutions, Inc. (OTC PINK:ADES) (the “Company” or “ADES”) today filed its Quarterly Report on Form 10-Q and reported financial results for the first quarter ended March 31, 2016, including information about its joint-venture partnerships, Clean Coal Solutions, LLC (“CCS”) and Clean Coal Solutions Services, LLC (“CCSS”), of which ADES owns 42.5% and 50%, respectively.
First Quarter CCS & Refined Coal (“RC”) Highlights

•	CCS & CCSS distributions to ADES were $4.9 million versus $0.1 million in Q1 2015

•	Royalty earnings from CCS were $1.2 million

•	CCS invested and retained tonnage were 8.9 million and 0.8 million tons, respectively

•	RC Segment operating income increased to $7.9 million

•	Preparing to transition an investor from a lower tonnage RC facility to a higher tonnage RC facility, which is expected to result in a $7.0 million payment to ADES during the second quarter

First Quarter ADES and Emissions Control (“EC”) Highlights

•	Drove consolidated revenue of $22.4 million, an increase of 3%

•	Reduced operating costs exclusive of cost of sales by 35% to $8.4 million and implemented plan to further reduce expenses substantially by end of 2016(1)

•	Achieved consolidated net income of $4.4 million

•	Pipeline for ACI Systems and M-Prove™ Technology agreements continues to improve

L. Heath Sampson, President and CEO of ADES commented, “We executed very well against our strategic priorities during the first quarter and were happy to deliver positive net income. We also expect to transition one of our RC investors from a low output facility to a higher output facility, resulting in an increase in distributions from CCS. We continue to have numerous conversations with potential RC investors and feel confident our pipeline will translate into the onboarding of new investors in the coming quarters. On the Emissions Control side, we have seen growing momentum in our ACI systems and chemicals business recently and expect to close several significant sales during the second quarter. Lastly, we continued to execute against our cost containment efforts and remain on track to remove significant cost out of the business by the end of 2016.”

First quarter revenues were $22.4 million, an increase of 3% compared with $21.8 million in the first quarter of 2015, the result of additional Emissions Control equipment contracts completed in the quarter. First quarter operating expenses, exclusive of cost of sales, were $8.4 million, a decrease of 35% compared to $12.9 million in the first quarter of 2015, due to previous restructuring and business alignment initiatives, which were offset somewhat by an increase in the costs to service equipment contracts(1).

First quarter earnings from equity method investments were $5.6 million, compared to $0.3 million for the first quarter of 2015. First quarter royalty payments from CCS were $1.2 million, a decrease of 46% compared to $2.2 million in the first quarter of 2015, due to the temporary suspension of operations for certain retained RC facilities. First quarter expenses related to the RC business were $1.0 million, a decrease of 48% compared to $1.9 million in the first quarter of 2015, due to lower expenses from the RCM6 facility following its sale and lower 453A interest expense. RC segment operating income was $7.9 million, compared to segment operating income of $0.7 million in the first quarter of 2015.
First quarter consolidated interest expense was $2.0 million, compared to $1.8 million in the first quarter of 2015. The increase was driven by interest expense related to the Company’s short-term borrowings, offset by decreases in RCM6 and 453A interest expense.
Consolidated net income for the first quarter was $4.4 million, compared to a net loss of $6.1 million for the first quarter of 2015, primarily driven by equity income recognition from the RC business.
As of March 31, 2016, the Company had cash and cash equivalents of $5.5 million, a decrease of 41% compared to $9.3 million as of December 31, 2015, which was driven by a number of factors, a major component of which were debt principal payments of $3.0 million. The Company also had $11.8 million in short term and long term restricted cash and outstanding principal on its credit agreement of $10.9 million.
Sampson concluded, “With the filing of our first quarter financials, we are tracking towards being relisted on The Nasdaq Stock Market LLC (“NASDAQ”) Global Market tier, a crucial step for our Company. Our focus remains on securing additional tax equity investors for our Refined Coal offerings and our new commercial strategies have significantly enhanced our pipeline. Additionally, we will continue to validate the worth of our Emissions Control products through our commercialization strategy, made easier by a simpler and leaner business profile resulting from ongoing cost containment initiatives. Throughout all of these initiatives, we will maintain transparency with our stockholders through our strategic alternatives review process. We look forward to updating you on future developments within our Company.”
Conference Call and Webcast Information
The Company has scheduled a conference call to begin at 9:00 a.m. Eastern Time on Wednesday, May 11, 2016. The conference call will be webcast live via the Investor Information section of ADES's website at www.advancedemissionssolutions.com. Interested parties may also participate in the call by dialing (877) 709-8150 (Domestic) or (201) 689-8354 (International). A supplemental investor presentation will be available on the Company's investor relations website prior to the start of the conference call.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) is a wholly-owned subsidiary of Advanced Emissions Solutions, Inc. (“ADES”) that provides emissions control solutions for coal-fired power generation and industrial boiler industries. With more than 25 years of experience developing advanced mercury control solutions, ADA delivers proprietary environmental technologies, equipment and specialty chemicals that enable coal-fueled boilers to meet emissions regulations. These solutions enhance existing air pollution control equipment, maximizing capacity and improving operating efficiencies. Our track record includes securing more than 30 US patents for emissions control technology and systems and selling the most activated carbon injection systems for power plant mercury control in North America. For more information on ADA, its products and services, visit www.adaes.com or the ADA Blog (http://blog.adaes.com/).

Clean Coal Solutions, LLC (“CCS”) is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

Non-GAAP Disclosure:

(1)
Total operating expenses exclusive of cost of sales is a non-GAAP financial figure.  Total operating expenses, inclusive of cost of sales in accordance with U.S. GAAP, are included in the Condensed Consolidated Statement of Operations on page 6. Total operating costs were $25.7 million and $28.7 million during the three-months ended March 31, 2016 and 2015, respectively. Total costs of sales were $17.3 million and $15.7 million during the three-months ended March 31, 2016 and 2015, respectively.  This non-GAAP financial figure is being provided to investors as a supplement to the Company’s reported results because the Company believes that such supplemental information will assist investors in their understanding of the Company’s efforts to reduce EC Segment expenses and should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with U.S. GAAP, and the Company’s financial results calculated in accordance with U.S. GAAP and supplemental information regarding information otherwise disclosed in such financial statements should be carefully evaluated.  The Company’s management uses this non-GAAP measure for similar purposes.

Caution on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding our ability to attract tax-equity investors and transition investors to higher tonnage RC facilities, the timing of closing sales or leases of RC facilities, expected cash flow from CCS, our sales pipeline and ability to sell products and increase revenue in the Emissions Control business, the expected results and timing of our cost containment initiatives and restructuring efforts, the success of our commercialization strategies in the Emissions Control business, the timing, implementation and success of strategic options under review, our ability to be relisted on NASDAQ, and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to changes in laws, regulations and IRS interpretations or guidance; economic conditions and market demand; failure of the RC facilities to produce coal that qualifies for tax credits; decreases in the production of RC; availability, cost of and demand for alternative tax credit vehicles and other technologies; seasonality; the requirements of the Securities and Exchange Commission (“SEC”) and NASDAQ; customer expectations; the value of our products, technologies and intellectual property to customers and strategic investors; the outcome of our cost containment initiatives and restructuring efforts may not reduce costs as much as expected; and other factors discussed in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Contact:
Alpha IR Group
Nick Hughes or Chris Hodges
312-445-2870
ADES@alpha-ir.com

Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
(in thousands, except share data)	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$5,469	$9,265
Receivables, net	7,354	8,361
Receivables, related parties, net	794	1,918
Restricted cash	1,414	728
Costs in excess of billings on uncompleted contracts	701	2,137
Prepaid expenses and other assets	1,810	2,306
Total current assets	17,542	24,715
Restricted cash, long-term	10,359	10,980
Property and equipment, net of accumulated depreciation of $4,736 and $4,557, respectively	1,894	2,040
Investment securities, restricted, long-term	—	336
Cost method investment	2,776	2,776
Equity method investments	5,203	17,232
Other assets	3,809	2,696
Total Assets	$41,583	$60,775
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,923	$6,174
Accrued payroll and related liabilities	5,367	5,800
Current portion of notes payable, net of discount, related parties	—	1,837
Billings in excess of costs on uncompleted contracts	5,864	9,708
Short-term borrowings, net of discount and deferred loan costs, related party	10,921	12,676
Settlement and royalty indemnity obligation	5,452	6,502
Other current liabilities	6,324	7,395
Total current liabilities	39,851	50,092
Long-term portion of notes payable, net of discount, related parties	—	13,512
Settlement and royalty indemnification, long-term	13,619	13,797
Advance deposit, related party	2,584	2,980
Other long-term liabilities	5,590	5,372
Total Liabilities	61,644	85,753
Commitments and contingencies
Stockholders’ deficit:
Preferred stock: par value of $.001 and no par value per share, respectively, 50,000,000 shares authorized, none outstanding	—	—
Common stock: par value of $.001 per share, 100,000,000 shares authorized, 22,009,349 and 21,943,872 shares issued, and 21,858,565 and 21,809,164 shares outstanding at March 31, 2015 and December 31, 2014, respectively	22	22
Additional paid-in capital	116,570	116,029
Accumulated deficit	(136,653)	(141,029)
Total stockholders’ deficit	(20,061)	(24,978)
Total Liabilities and Stockholders’ Deficit	$41,583	$60,775

Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data and percentages)	2016	2015
Revenues:
Equipment sales	$21,727	$21,115
Consulting services	196	368
Chemicals and other	434	274
Total revenues	22,357	21,757
Operating expenses:
Equipment sales cost of revenue, exclusive of depreciation and amortization	17,034	15,051
Consulting services cost of revenue, exclusive of depreciation and amortization	135	426
Chemical and other cost of revenue, exclusive of depreciation and amortization	142	238
Payroll and benefits	3,802	4,911
Rent and occupancy	394	631
Legal and professional fees	2,983	3,735
General and administrative	745	1,882
Research and development, net	202	1,250
Depreciation and amortization	231	531
Total operating expenses	25,668	28,655
Operating loss	(3,311)	(6,898)
Other income (expense):
Earnings from equity method investments	5,577	314
Royalties, related party	1,189	2,194
Interest expense	(1,964)	(1,775)
Gain on sale of equity method investment	2,078	—
Gain on settlement of note payable	869	—
Other	(9)	77
Total other income (expense), net	7,740	810
Income (loss) before income tax expense	4,429	(6,088)
Income tax expense	53	44
Net income (loss)	$4,376	$(6,132)
Income (loss) per common share:
Basic	$0.20	$(0.28)
Diluted	$0.20	$(0.28)
Weighted-average number of common shares outstanding:
Basic	21,849	21,696
Diluted	22,176	21,696

Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2016	2015
Cash flows from operating activities
Net income (loss)	$4,376	$(6,132)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	231	531
Amortization of debt issuance costs	573	25
Gain on settlement of debt	(869)	—
Impairment of property and equipment	—	48
Provision for bad debt expense and note receivable	(6)	511
Share-based compensation expense	636	954
Earnings from equity method investments	(5,577)	(314)
Gain on sale of equity method investment	(2,078)	—
Other non-cash items, net	(17)	(43)
Changes in operating assets and liabilities, net of effects of acquired businesses:
Receivables	1,012	(56)
Related party receivables	1,124	(24)
Prepaid expenses and other assets	496	(308)
Costs incurred on uncompleted contracts	14,613	2,231
Restricted cash	35	—
Other long-term assets	(1,104)	206
Accounts payable	(250)	(116)
Accrued payroll and related liabilities	(444)	(131)
Other current liabilities	(1,071)	(377)
Billings on uncompleted contracts	(17,021)	(3,677)
Advance deposit, related party	(396)	(727)
Other long-term liabilities	242	(65)
Settlement and royalty indemnification obligation	(1,228)	(744)
Distributions from equity method investees, return on investment	4,900	—
Net cash used in operating activities	(1,823)	(8,208)
Cash flows from investing activities
Maturity of investment securities, restricted	336	—
Increase in restricted cash	(100)	(1,200)
Acquisition of property and equipment	(112)	(111)
Proceeds from sale of property and equipment	12	—
Advance on note receivable	—	(500)
Acquisition of business	—	(2,124)
Purchase of and contributions to equity method investees	(223)	(468)
Distributions from equity method investees in excess of cumulative earnings	—	100
Proceeds from sale of equity method investment	1,773	—
Net cash provided by (used in) investing activities	1,686	(4,303)

	Three Months Ended March 31,
(in thousands)	2016	2015
Cash flows from financing activities
Repayments on short-term borrowings, related party	(1,750)	—
Repayments on notes payable, related parties	(1,246)	(717)
Repurchase of shares to satisfy minimum tax withholdings	(84)	(215)
Short-term borrowing loan costs	(579)	—
Net cash used in financing activities	(3,659)	(932)
Decrease in Cash and Cash Equivalents	(3,796)	(13,443)
Cash and Cash Equivalents, beginning of period	9,265	25,181
Cash and Cash Equivalents, end of period	$5,469	$11,738
Supplemental disclosures of cash information:
Cash paid for interest	$1,029	$1,599
Cash paid (refunded) for income taxes	(89)	44
Supplemental disclosure of non-cash investing and financing activities:
Settlement of RCM6 note payable	13,234	—
Non-cash reduction of equity method investment	(11,156)	—